UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 22, 2005

Sunset Financial Resources, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-32026	16-1685692
(Commission File Number)	(IRS Employer Identification No.)

10245 Centurion Parkway North, Jacksonville, Florida	32256
(Address of Principal Executive Offices)	(Zip Code)

(904) 425-4099

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes if Registration’s Certifying Accountant.

Sunset Financial Resources, Inc. (the “Company”) received a letter dated August 22, 2005, from Ernst & Young LLP, in which they resigned as the Company’s independent registered public accounting firm for the 2005 fiscal year. Ernst & Young LLP served as the Company’s certifying accountant for the period from October 6, 2003 (inception) through December 31, 2003, the fiscal year ended December 31, 2004 and the subsequent interim periods. Ernst & Young LLP’s reports on the Company’s financial statements for the period from October 6, 2003 (inception) through December 31, 2003, and the fiscal year ended December 31, 2004 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audits of the Company’s financial statements for the period from October 6, 2003 (inception) through December 31, 2003, and the fiscal year ended December 31, 2004 and, in the subsequent interim period through August 22, 2005, there were no disagreements between the Company and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Ernst & Young LLP’s satisfaction, would have caused it to make reference to the subject matter of the disagreements in connection with its report, and there were no reportable events as specified in Item 304(a)(1)(v) of Regulation S-K.

Filed as Exhibit 16.1 to this Form 8-K is a copy of the letter provided by Ernst & Young LLP dated August 25, 2005 addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company in this Report.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Title
16.1	Letter regarding change in certifying accountant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 26, 2005

SUNSET FINANCIAL RESOURCES, INC.

By:	/s/ George Deehan
George Deehan
President

INDEX TO EXHIBITS

Exhibit No.	Title
16.1	Letter regarding change in certifying accountant